UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2017

KEANE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2121 Sage Road, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 960-0381
Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported, on May 18, 2017, Keane Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with RockPile Energy Holdings, LLC, a Delaware limited liability company (the “Principal Seller”), RockPile Management NewCo, LLC, a Delaware limited liability company (together with the Principal Seller, the “Seller Parties”), and RockPile Energy Services, LLC, a Colorado limited liability company, on behalf of itself and its subsidiaries (“RockPile”), providing for the purchase of 100% of the outstanding equity interests of RockPile from the Seller Parties (the “Purchase”).

On July 3, 2017 (the “Closing Date”), the Company completed its acquisition of RockPile for (i) approximately $115,194,000 in cash, including approximately $4,355,000 in respect of deposits previously paid by Seller Parties for 30,000 previously ordered hydraulic fracturing horsepower, and (ii) 8,684,210 shares of the Company’s common stock (the “Acquisition Shares”). The cash portion of the purchase price was determined based on a $135 million base cash purchase price, which is subject to closing and post-closing adjustments as provided in the Purchase Agreement (including (i) reductions for the payment of RockPile’s indebtedness and transaction expenses at closing, (ii) increases for certain capital expenditures by RockPile made prior to the Closing Date and (iii) customary adjustment for the amount of working capital of RockPile delivered at closing against a normalized working capital target). In addition, subject to the terms and conditions of the Keane Group Contingent Value Rights Agreement (the “CVR Agreement”) which was entered on the Closing Date, the Principal Seller and the Permitted Holders (as defined in the CVR Agreement, and together with the Principal Sellers, the “CVR Holders”) received one non-transferable contingent value right for each Acquisition Share, which collectively entitle the CVR Holders to receive an aggregate payment (the “Aggregate CVR Payment Amount”) equal to the CVR Payment Amount (as defined herein) multiplied by the number of Acquisition Shares held by the CVR Holders on the CVR Payment Date (as defined herein), provided that the Twenty-Day VWAP (as defined herein) is less than $19.00. The date of such payment (the “CVR Payment Date”) shall occur on April 10, 2018, the fifth business day following the date that is nine months after the Closing Date (such date, the “Maturity Date”). The “CVR Payment Amount” will be equal to the difference between (a) $19.00 and (b) the arithmetic average of the dollar volume weighted average price of the Company’s common stock on each trading day for twenty (20) trading days randomly selected by the Company during the thirty (30) trading day period immediately preceding the last business day prior to the Maturity Date (the “Twenty-Day VWAP”), provided that the CVR Payment Amount shall not exceed $2.30. The Aggregate CVR Payment Amount shall be reduced on a dollar for dollar basis if (i) the aggregate gross proceeds received in connection with the resale of any Acquisition Shares plus (ii) the product of the number of Acquisition Shares held by the CVR Holders on the CVR Payment Date and the Twenty-Day VWAP plus (iii) the Aggregate CVR Payment Amount exceeds $165 million. The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report, by reference.

In addition, pursuant to the terms of the Purchase Agreement, the Company entered into lockup agreements on the Closing Date with each of the Principal Seller and the Permitted Holders which, subject to certain exceptions, restrict the ability of the Principal Seller and the Permitted Holders to dispose of the Acquisition Shares (i) for a period from the Closing Date until July 18, 2017 without the prior written consent of each of the Company and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC (as representatives of the several underwriters party to the Company’s Underwriting Agreement, dated January 19, 2017) and (ii) for a period from the Closing Date until six months after the Closing Date without the prior written consent of the Company. The foregoing description of the lockup agreements does not purport to be complete and is qualified in its entirety by reference to the form of lockup agreement, which is filed as Exhibit 10.2 hereto, and is incorporated into this report, by reference.

In addition, pursuant to the terms of the Purchase Agreement, the Company entered into an Amended and Restated Stockholders’ Agreement, dated as of July 3, 2017, by and among the Company, the Principal Seller, WDE RockPile Aggregate, LLC and Keane Investor Holdings LLC (“Keane Investor”) (the “Amended and Restated Stockholders’ Agreement”), primarily to provide (i) that the Company will be obligated to register for resale, under certain conditions, the Acquisition Shares and (ii) that the Principal Seller will be entitled to designate, subject to certain conditions, one (1) observer to the Company’s Board of Directors. The remainder of the terms of the Amended and Restated Stockholders’ Agreement are substantially similar to the terms and conditions of the Stockholders’ Agreement, dated as of January 20, 2017, by and between the Company and Keane Investor, which is described in Item 13, “Certain Relationships and Related Party Transactions-Stockholders’ Agreement,” of the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2017. The Amended and Restated Stockholders’ Agreement is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2017 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 above is incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated in this Item 2.03 by reference. In connection with the Purchase, Keane Group Holdings, LLC (“KGH LLC”), Keane Frac, LP and KS Drilling, LLC, as borrowers, the Company, KGH Intermediate Holdco I, LLC, KGH Intermediate Holdco II, LLC and Keane Frac GP, LLC, as guarantors, each of the incremental lenders party thereto, each of the existing lenders party thereto, and Owl Rock Capital Corporation (“Owl Rock”), as administrative agent and collateral agent, entered into the Incremental Facility Agreement and Amendment No. 1, dated as of the Closing Date (the “Term Loan Amendment”) to the existing Term Loan Agreement, dated as of March 15, 2017 (the “Existing Term Loan Agreement”), among the Company, as the parent guarantor, KGH LLC, as the lead borrower, the other borrowers and guarantors party thereto, the existing lenders, and Owl Rock, as administrative agent and collateral agent to provide for an additional $135,000,000 incremental term loan (the “Additional Financing”). The Additional Financing will be used (x) to fund the cash consideration in connection with the Purchase and any other payments required under the Purchase Agreement, (y) to pay fees and expenses related to the foregoing and (z) to fund general corporate purposes. The terms and conditions contained in the Term Loan Amendment will be substantially similar to the terms and conditions contained in the Existing Term Loan Agreement. The foregoing description of the Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the Term Loan Amendment, which is filed as Exhibit 10.4 hereto, and is incorporated into this report, by reference.

Item 3.02. Unregistered Sales of Equity Securities.
The disclosure set forth under Item 1.01 above is incorporated in this Item 3.02 by reference. On the Closing Date, in connection with the completion of the Purchase, the Company issued 8,684,210 shares of common stock to the Principal Seller and the Permitted Holders as described above. The issuance of common stock in the Purchase was not registered under the Securities Act of 1933, as amended (the “Securities Act”). These shares were issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

The information set forth above under Item 2.01 is hereby incorporated by reference in its entirety in this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, the Company's Board of Directors appointed R. Curt Dacar, age 58, as Chief Commercial Officer of the Company, effective immediately.

Prior to joining Keane, Mr. Dacar served as Chief Executive Officer of RockPile, which he co-founded in 2011. His career began with Dowell, a division of Dow Chemical, and continued with Schlumberger Technology Corporation. His diverse, 38-year oilfield services career has included executive management, sales and marketing, engineering and operational roles throughout the United States. Curt earned a B.S. in Business Management from Regis University in Denver, Colorado.

Mr. Dacar is subject to a written employment agreement with the Company, dated as of May 18, 2017, which became effective upon the Closing Date (the “Dacar Agreement”). The Dacar Agreement provides for an initial term that will expire on the third anniversary of the Closing Date, and thereafter automatically renew for additional one-year periods unless either party provides written notice at least 90 days prior to the end of the then-current term. Pursuant to the Dacar Agreement, Mr. Dacar is entitled to receive an annual base salary of $440,000 and is eligible for an annual performance bonus targeted at 100% of his base salary. The Dacar Agreement also provides that Mr. Dacar is entitled to receive awards under the Company’s Equity and Incentive Award Plan comprised of 35,088 restricted share units and 35,088 non-qualified stock options. Pursuant to the Dacar Agreement, in the event of a termination of Mr. Dacar’s employment by the Company without Cause (as such term is defined in the Dacar Agreement) or due to the Company’s non-renewal of the Dacar Agreement, or by Mr. Dacar for Good Reason (as such term is defined in the Dacar Agreement), subject to his execution of a release, Mr. Dacar will be entitled to (a) severance payments equal to two years of his base salary payable in equal monthly installments over a period of two years following the termination date, and (b) reimbursement of the cost of continuation coverage of group health coverage for up to 12 months. The foregoing summary of the Dacar Agreement is qualified in its entirety by the copy of such agreement filed hereto as Exhibit 10.4 and is incorporated herein by reference.

There is no arrangement or understanding with any person pursuant to which Mr. Dacar is being appointed Chief Commercial Officer of the Company. There are no family relationships between Mr. Dacar and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

In addition to the compensation that Mr. Dacar will receive pursuant to the Dacar Agreement, Mr. Dacar has entered into the Company's standard form of indemnification agreement. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.9 to the Company's Registration Statement on Form S-1 (File No. 333-215079), as originally filed with the Securities and Exchange Commission on December 14, 2016, as subsequently amended.

Item 8.01 Other Events.

On the Closing Date, the Company and RockPile issued a joint press release announcing the completion of the purchase. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.
(b) Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.
(d) Exhibits.

Exhibit No.	Description

10.1	Contingent Value Rights Agreement, dated July 3, 2017, by and among the Company, RockPile Energy Holdings, LLC and the Permitted Holders.

10.2	Form of Lockup Agreement.

10.3	Amended and Restated Stockholders’ Agreement, dated July 3, 2017, by and among the Company, Keane Investor Holdings LLC, RockPile Energy Holdings, LLC and WDE RockPile Aggregate, LLC.

10.4
Incremental Facility Agreement and Amendment No. 1, dated as of July 3, 2017, by and among Keane Group Holdings, LLC (“KGH LLC”), Keane Frac, LP and KS Drilling, LLC, as borrowers, the Company, KGH Intermediate Holdco I, LLC, KGH Intermediate Holdco II, LLC and Keane Frac GP, LLC, as guarantors, each of the incremental lenders party thereto, each of the existing lenders party thereto, and Owl Rock Capital Corporation (“Owl Rock”), as administrative agent and collateral agent, to the Term Loan Agreement, dated as of March 15, 2017, among the Company, as the parent guarantor, KGH LLC, as the lead borrower, the other borrowers and guarantors party thereto, the existing lenders, and Owl Rock, as administrative agent and collateral agent.

10.5	Employment Agreement, dated as of May 18, 2017, and effective as of July 3, 2017, by and between Keane Group, Inc. and R. Curt Dacar.

99.1	Press release dated July 3, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE GROUP, INC.

Date: July 3, 2017	By:	/s/ Kevin M. McDonald
	Name:	Kevin M. McDonald
	Title:	Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Contingent Value Rights Agreement, dated July 3, 2017, by and among the Company, RockPile Energy Holdings, LLC and the Permitted Holders.

10.2	Form of Lockup Agreement.

10.3	Amended and Restated Stockholders’ Agreement, dated July 3, 2017, by and among the Company, Keane Investor Holdings LLC, RockPile Energy Holdings, LLC and WDE RockPile Aggregate, LLC.

10.4
Incremental Facility Agreement and Amendment No. 1, dated as of July 3, 2017, by and among Keane Group Holdings, LLC (“KGH LLC”), Keane Frac, LP and KS Drilling, LLC, as borrowers, the Company, KGH Intermediate Holdco I, LLC, KGH Intermediate Holdco II, LLC and Keane Frac GP, LLC, as guarantors, each of the incremental lenders party thereto, each of the existing lenders party thereto, and Owl Rock Capital Corporation (“Owl Rock”), as administrative agent and collateral agent, to the Term Loan Agreement, dated as of March 15, 2017, among the Company, as the parent guarantor, KGH LLC, as the lead borrower, the other borrowers and guarantors party thereto, the existing lenders, and Owl Rock, as administrative agent and collateral agent.

10.5	Employment Agreement, dated as of May 18, 2017, and effective as of July 3, 2017, by and between Keane Group, Inc. and R. Curt Dacar.

99.1	Press release dated July 3, 2017.